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                                                                   Exhibit 10.39

                               FIRST AMENDMENT TO
                  RETAIL ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

         THIS FIRST AMENDMENT ("Amendment") dated as of October 24, 1997 by and among BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation, hereinafter referred to as "Baldwin," THE WURLITZER COMPANY, a Delaware corporation, hereinafter referred to as "Wurlitzer," and KEYBOARD ACCEPTANCE CORPORATION formerly known as BPO Finance Corporation, a Delaware corporation, hereinafter referred to as "Finance" or "KAC," to that Retail Accounts Receivable Purchase Agreement dated as of October 1, 1990 (the "Agreement").

         WHEREAS, the parties have agreed to amend the Agreement, as provided for herein.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         A. Capitalized terms used and not otherwise defined herein are used with the meaning set forth in the Agreement. All of the parties hereby acknowledge that Wurlitzer no longer holds any Accounts or sells Accounts pursuant to the Agreement and is only signing this Amendment as a matter of convenience and expediency for Baldwin and KAC.

         B. Section 9 of the Agreement is hereby amended and restated in its entirety as follows:

         Section 9. Services and Undertakings of Baldwin.

         9.1 Until otherwise notified in writing by KAC, Baldwin agrees to:

                  (a) Accept and hold for the benefit of KAC all remittances and collections received by Baldwin in payment of Accounts acquired by KAC under this Agreement and deposit all remittances and collections as required of KAC under the Purchase and Administration Agreement;

                  (b) Unless otherwise instructed or permitted by KAC, not compromise or settle any Account, extend the time for payment for any Account or renew the obligations represented by any Account;

                  (c) Stamp or mark all retail installment contracts with Retail Account Debtors, including any such contracts to be retained by Retail Account Debtors, with an appropriate legend to indicate that the Account Debtors, with an appropriate legend to indicate that the Accounts have been or will be transferred to KAC, and deliver same (except retail installment contracts to be retained by Retail Account Debtors), to KAC upon its request; provided, however, that while said documents are in custody of Baldwin, Baldwin is authorized to hold same for the benefit of KAC;

                  (d) Permit KAC's agents to examine its books, records, and files relating to the Accounts at any and at all reasonable times, for the purposes of ascertaining, inspecting, and

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         verifying any and all transactions in connection therewith, and the status and condition thereof, and the collection of any sums thereon, and any other matter pertaining to this Agreement;

                  (e) Make available employees of Baldwin for purposes of servicing the Accounts and make available reasonably adequate office space and facilities at its headquarters in Loveland, Ohio for office personnel and records of KAC maintained to carry out the purposes of this Agreement;

                  (f) Furnish all necessary postage, stationery, forms, supplies, equipment, light, heat, telephone and telegraph services, and other materials and equipment at Baldwin's headquarters; and

                  (g) Purchase from KAC all Merchandise repossessed by KAC with respect to Accounts in default, at a price equal to the depreciated value at which such Merchandise is consigned and/or sold to an Eligible Dealer of, if the Merchandise is placed in a retail store operated by Baldwin, at a price equal to the depreciated value assigned to such Merchandise by Baldwin under its normal accounting practices consistent with those currently in effect.

         9.2 If Baldwin fails to perform any obligation contained herein, KAC or its designee may itself perform such obligation.

         9.3 Notwithstanding anything to the contrary contained herein, (a) Baldwin shall remain liable under any contracts and agreements with any Retail Account Debtor to perform all of its duties and obligations thereunder, (b) the exercise by KAC of any of its rights under this Agreement shall not release Baldwin from any of its duties or obligations pursuant to any contract or agreement relating to any Account, and (c) KAC shall not have any obligation or liability with respect to any Account or Retail Account Debtor by reason of this Agreement or be obligated to perform any of the obligations or duties of Baldwin thereunder.

         C. Except as expressly modified hereby, the Agreement remains unaltered and in full force and effect. Each party acknowledges that the other parties have made no oral representations to it with respect to the Agreement and this Amendment thereto and that all prior understandings between the parties are merged into the Agreement as amended by this writing.

         D. This Amendment shall be considered an integral part of the Agreement, and all references to the Agreement in the Agreement itself or any document referring thereto shall, on and after the date of execution of this Amendment, be deemed to be references to the Agreement as amended by this Amendment.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate by their duly authorized officers on the day and year first above written.

                                            BALDWIN PIANO & ORGAN COMPANY

                                            By:   /s/ Perry H. Schwartz
                                               -------------------------------
                                            Its:  Executive Vice President
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                                            THE WURLITZER COMPANY

                                            By:   /s/ Perry H. Schwartz
                                               -------------------------------
                                            Its:  Executive Vice President
                                                ------------------------------


                                            KEYBOARD ACCEPTANCE CORPORATION
                                            fka BPO Finance Corporation

                                            By:  /s/ George C. Huebner
                                               -------------------------------
                                            Its: President
                                                ------------------------------

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